Exhibit 23.3

Gelteq Limited

The Directors

641 Glen Huntly Road, Caulfield

Melbourne

VIC 3162

Dear Directors,

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated March 30, 2022 relating to the consolidated financial statements of Gelteq Pty Limited and its subsidiaries as of June 30, 2021 and 2020 and for the years then ended. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ UHY Haines Norton
UHY Haines Norton

Sydney

3 February 2023